UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2005

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2005, Albany Molecular Research, Inc. (the “Company”) and AMR Technology, Inc., a wholly-owned subsidiary of the Company, entered into a License and Research Agreement (the “Agreement”) with Bristol-Myers Squibb Company (“BMS”).  This Agreement replaces the existing License Agreement (the “Existing License Agreement”) between the Company, BMS, and Bristol-Myers Squibb Pharma Company (formerly DuPont Pharmaceuticals Company) dated March 15, 2002 and subsequently amended on September 11, 2003 and January 7, 2004, cancels all warrants issued to BMS to purchase the Company’s shares under the Existing License Agreement, and provides BMS with an exclusive, worldwide license to develop and commercialize potential products from the Company’s amine neurotransmitter reuptake inhibitors identified in one of the Company’s proprietary research programs.

Under the terms of the Agreement, the Company will receive a non-refundable, non-creditable up-front payment of $8 million.  In addition, the Agreement provides for the establishment of a research program with an initial term of three years, and provides BMS with the option to extend the research program on an annual basis thereafter.  The objective of the research program is to research, discover and identify amine neurotransmitter reuptake inhibitors for BMS to develop and commercialize.  BMS will purchase approximately $10.0 million in research and development services over the initial three year term.  Under the research program, the Company’s scientists will provide medicinal and analytical chemistry support services to BMS in conjunction with its development and commercialization of products derived from the technology licensed from the Company.  The Agreement also sets forth milestone events that, if achieved by these products, would entitle the Company to non-refundable, non-creditable milestone payments of up to $66.0 million for each of the first and second products to achieve these events, and up to $22.0 million for each subsequent product to achieve these events.  The Agreement also provides for the Company to receive royalty payments on worldwide sales of any such product that is commercialized.

Unless earlier terminated pursuant to the terms of the Agreement, the Agreement will remain in effect until neither party shall have any obligation to the other party under the Agreement, other than pursuant to the confidentiality and indemnification provisions of the Agreement, or until both parties agree to terminate the Agreement.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2005	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer, Treasurer and Secretary